UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

FIRST ASIA HOLDINGS LIMITED

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	000-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road Tsim Sha Tsui Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-31523168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 23, 2016, the Company held a Special Meeting of Stockholders. There were 70,159,438 shares represented in person or proxy at the meeting, constituting approximately 68.37% of the total number of issued and outstanding shares entitled to vote at the meeting.

At the meeting, the stockholders approved an amendment to the Company’s articles of incorporation for the purpose of completing a share consolidation or reverse stock split of the Company’s issued and outstanding common shares on a one (1) new for ten (10) old basis.

The poll result was as follows:

Ordinary Resolution	Number of Votes (%)
	For	Against

To consider to amend the Company’s articles of incorporation for the purpose of completing a ten-for-one (10:1) share consolidation or reverse stock split of the Company’s issued and outstanding common stock

	70,032,515 (99.82%)	126,923 (0.18%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED

Date: September 27, 2016

/s/

Luk Lai Ching Kimmy

By:

Ms Luk Lai Ching Kimmy

Chairman and Director

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